Exhibit 10.1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

AMENDMENT TO NOTICE OF LOAN AWARD – RFA 10-05A - CIRM Disease Team Therapy

Development Awards - Part II Research Award

California Institute for Regenerative Medicine

Amendment Number: 01

Amendment Date: 05/12/2016

Award Number:	DR2A-05735	Total Award Amount:	$19,782,136
Awardee Name:	Capricor, Inc	Project Period Start Date:	01/01/2013
Principal Investigator:	Rachel Ruckdeschel Smith	Project Period End Date:	12/31/2017 (Estimated)
Awardee ID:	PR-Y0027A-LA
Project Title:	Allogeneic Cardiac-Derived Stem Cells for Patients Following a Myocardial Infarction

Authorized Organization Official and Address:	Official and Address to Receive Payments:
AJ Bergmann, VP of Finance	AJ Bergmann
8840 Wilshire Blvd. 2nd Floor	8840 Wilshire Blvd., 2nd Floor
Beverly Hills, CA 90211	Beverly Hills, CA 90211

This Amendment establishes final Operational Milestones and milestone disbursements for the remainder of the Award. The terms and conditions of the original NLA and any prior Amendments to the NLA continue in full force and effect except for those changes specified in this Amendment. The Principal Investigator and Authorized Organizational Official must sign and return this Amendment to CIRM within 30 days of the Amendment date stated above. CIRM may hold future payments on this Award until the fully signed Amendment is received. The following changes are effective immediately:

A.   Change in Milestones, Disbursements, and Award Terms

The Go/No-Go and Progress Milestones previously established in ‘Appendix A’ of the NLA shall be replaced with the following Operational Milestones (OM) on a going forward basis. These Operational Milestones shall be effective immediately and shall incorporate the last milestone outlined in CIRM’s letter to Capricor, Inc., dated May 14, 2015.

OM#	Milestone	Projected Date	Payment	Projected Payment Date

1	[…***…]	May 2016	$2,000,000	Within 30 days after reaching OM

2	[…***…]	August 2016	$1,750,000	Within 30 days after reaching OM

3	[…***…]		$[…***…]	Within 30 days after reaching OM

4	[…***…]		$[…***…]	Within 30 days after reaching OM

5	[…***…]*	[…***…]	$[…***…]	Within 30 days after reaching OM

6	[…***…]	[…***…]	$[…***…]	Within 30 days after reaching OM

*[…***…]

CIRM will disburse the remaining funds on this award based on achievement of the Operational Milestones specified above. An “Operational Milestone” is an objective event that is indicative of project progress. Upon CIRM’s determination that the Awardee has successfully completed an Operational Milestone, the funds associated with that milestone, as specified above, will be disbursed. The final Operational Milestone identified defines the award end date for the project. If funds allocated to a specific Operational Milestone (including both CIRM funds and the Awardee Co- Funding) are exhausted prior to achievement of that milestone, the Awardee is responsible for covering any remaining costs.

*Confidential Treatment Requested

If CIRM determines, in its sole discretion, that Awardee has not satisfied an Operational Milestone as set forth above, CIRM may suspend disbursements until such time as Awardee satisfies the Operational Milestone. Upon suspending disbursements, CIRM may permanently cease disbursements if the Awardee does not satisfy the Operational Milestone within four (4) months of the date that the Operational Milestone was scheduled to have been satisfied, or if the delay is not addressed to CIRM’s satisfaction, as determined by CIRM in its sole discretion.

Notwithstanding the foregoing, it is acknowledged that the dates listed in the foregoing schedule are projections and that the failure to achieve any milestone by the dates so indicated, by itself, will not constitute a default under the Loan Agreement.

Suspension Events are pre-defined conditions that trigger a hold of CIRM funding until the Suspension Event has been resolved, if resolvable. For this award, Suspension Events include any event that halts or terminates the project, which includes, for example, a clinical hold by the FDA. The Awardee must immediately report the occurrence of a Suspension Event to CIRM and must submit a plan to resolve the issues associated with the Suspension Event to CIRM within 30 days of the Suspension Event. Awardee may only use CIRM funds for allowable Project Costs for up to 30 days following the occurrence of a Suspension Event. After 30 days, Awardee must use its own funding for the project, unless CIRM, in its sole discretion, determines that Awardee has satisfactorily resolved the Suspension Event and hence can resume expenditure of CIRM funding. If CIRM determines, in its sole discretion, that the Suspension Event cannot be cured, or will not be cured by the Awardee’s proposed plan, CIRM may, in its sole discretion, terminate the Award.

B.   Change of Award Period and Reporting Requirements

The final Operational Milestone #6 “File final Clinical Study Report” represents the end date of the award, currently estimated to be 12/31/2017. This date represents the date through which CIRM-funded activities can be conducted and CIRM-funded expenses can be incurred or obligated. This award end date is an estimate and can be adjusted without requiring CIRM’s prior approval

This Award will continue to require the submission of Quarterly Progress Reports, Quarterly Financial Reports and a Financial Milestone Check-In Report per the NLA, but we will replace the Annual Progress & Annual Financial Reports requirement with Operational Milestone (OM) Progress & Financial Reports, as outlined below:

Report Type	Report Period	Due Date

Financial Milestone Check-In	6-Month Forward-Looking Cash-on-Hand	06/01/2016
OM Progress Report	OM #1	06/01/2016 (Est.)
OM Financial Report	OM #1	07/15/2016 (Est.)
OM Progress Report	OM #2	08/01/2016 (Est.)
OM Financial Report	OM #2	09/15/2016 (Est.)
Progress Report	Year 4 Q3 (07/01/2016 – 09/30/2016)	10/15/2016
Financial Report	Year 4 Q3 (01/01/2013 – 09/30/2016)	11/01/2016
Financial Milestone Check-In	6-Month Forward-Looking Cash-on-Hand	12/01/2016
Progress Report	Year 5/NCE Q1 (01/01/2017 – 03/31/2017)	04/15/2017
Financial Report	Year 5/NCE Q1 (01/01/2013 – 03/31/2017)	05/01/2017
Progress Report	Year 5/NCE Q2 (04/01/2017 – 06/30/2017)	07/15/2017
Financial Report	Year 5/NCE Q2 (01/01/2013 – 06/30/2017)	08/01/2017
Financial Milestone Check-In	6-Month Forward-Looking Cash-on-Hand	09/01/2017
OM Progress Report	OM #5	10/01/2017 (Est.)
Progress Report	Year 5/NCE Q3 (07/01/2017 – 09/30/2017)	10/15/2017
Financial Report	Year 5/NCE Q3 (01/01/2013 – 09/30/2017)	11/01/2017
OM Financial Report	OM #5	11/15/2017 (Est.)
Progress Report	Year 5/NCE (01/01/2017 – 12/31/2017)	01/15/2018
OM Progress Report	OM #6	02/01/2018 (Est.)
OM Financial Report	OM #6	03/15/2018 (Est.)
Financial Report	Year 5/NCE (01/01/2017 – 12/31/2017)	04/01/2018

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By continuing to accept and use CIRM funds provided under this award, Awardee and Principal Investigator accept the modified terms reflected in this Amendment.

/s/ Romona Doyle, M.D.

Ramona Doyle, M.D.

Vice President, Therapeutics, CIRM

/s/ Rachel Ruckdeschel Smith

Rachel Ruckdeschel Smith

Principal Investigator, Capricor, Inc.

/s/ AJ Bergmann

AJ Bergmann

Authorized Organization Official, Capricor, Inc.

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